UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   February 21, 2003

CBRL GROUP, INC.

Tennessee

0-25225

62-1749513

(State or Other Jurisdiction

(Commission File Number)

(I.R.S. Employer

of Incorporation)

Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

#

Item 5.  Other Events and Required FD Disclosure.

On February 21, 2003, CBRL Group, Inc. (the "Company") and it subsidiaries completed a new $300 million revolving credit facility with a consortium of lenders led by SunTrust Bank, as Administrative Agent.  The new facility, which replaces the company's existing $250 million facility that was due to expire December 31, 2003, has a term of five years.  As of February 21, 2003, the date of closing of the transaction, there were no amounts outstanding under either facility.  The rate on borrowings under the new facility generally will be either the prime rate of SunTrust Bank or LIBOR plus a specified percentage (which varies from 0.75% to 1.75%, depending upon certain financial ratios of the Company).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 21, 2003

CBRL GROUP, INC.

By:

/s/ James F. Blackstock

Name:

James F. Blackstock

Title:

Senior Vice President, General

Counsel and Secretary